SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported):  July 16, 2002



                                Ault Incorporated
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             (Exact name of Registrant as specified in its charter)


         Minnesota                       0-12611                 41-0842932
----------------------------     -----------------------     -------------------
(State or other jurisdiction           (Commission            (I.R.S. Employer
     of incorporation)                 File Number)          Identification No.)



7105 Northland Terrace
Minneapolis, MN  55428-1028                                        55428
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code: (763) 592-1900

Items 1, 3, 4, 5, 6, 8 and 9 are not applicable and are therefore omitted.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
---------------------------------------------

         On July 16, 2002, Ault Incorporated (the "Company") purchased a portion of the operating assets of the Power General division of Nidec America Corporation (the "Seller") pursuant to an Asset Purchase Agreement between the Company and the Seller dated July 16, 2002 (the "Purchase Agreement"). The Power General division, located in Canton, Massachusetts, develops, manufactures, markets and sells power supplies, DC/DC converters and other power conversion products under the Power General brand name. The operating assets purchased by the Company included certain fixed assets, intellectual property, inventory, product documentation, and contract rights related to the Power General business and, pursuant to the Purchase Agreement, the Company also assumed certain accrued expenses and accrued obligations to Power General employees hired by the Company on July 16, 2002. Pursuant to the Purchase Agreement, the Company paid Seller $366,000 in cash and issued $2,074,000 face amount of the Company's newly-created Series B 7% Convertible Preferred Stock, no par value (the "Preferred Stock"). The cash portion of the purchase price was paid from the Company's working capital. At the current conversion price of $4.25 per share, the Preferred Stock issued to Seller is convertible into 488,000 shares of the Company's Common Stock and the Company has agreed to file a registration statement covering the shares of Common Stock issuable upon conversion of the Preferred Stock with the Securities and Exchange Commission.

         On July 16, 2002, the Company issued a press release describing its acquisition of the Power General assets, a copy of which is included in this Form 8-K Report. As disclosed in its press release, the Company will, using the assets acquired, continue to develop, manufacture and sell power supplies, DC/DC converters and other power conversion products, maintain Power General's engineering group in Massachusetts and move Power General's manufacturing operations and related functions to Ault's other facilities in North America and Asia over the approximately the next six months. During the next six months, the Seller will provide transition services for the Company, including the services of Power General employees not hired by Ault, pursuant to a Transition Services Agreement and a MIS Services Agreement and the Company will lease space from Seller to conduct manufacturing and related functions in Seller's Canton, Massachusetts facility pursuant to a Lease Agreement.

         The terms of Purchase Agreement, including the cash payment and issuance of Preferred Stock referred to above, were determined through arms-length negotiations between the Company and the Seller.

         Attached to this Current Report on Form 8-K are the Purchase Agreement, the Certificate of Designation pursuant to which the Preferred Stock was issued, the Registration Rights Agreement relating to the Preferred Stock and the press release issued by the Company on July 16, 2002 relating to the Purchase Agreement transactions. The Transition Services Agreement, MIS Services Agreement and Lease Agreement referred to above are not considered material and have not been provided as exhibits to the Current Report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
------------------------------------------

(a)      Financial Statements of Business Acquired

Financial statements meeting the requirements of paragraph 7(a)(4) of Item 7 of Form 8-K are unavailable as of the date of this filing. To the extent required, financial statements related to the operating assets acquired will be filed on or before the sixtieth day following the date this Current Report on Form 8-K must be filed.

(b)     Pro Forma Financial Information

Pro forma financial information meeting the requirements of paragraph 7(a)(4) of
Item 7 of Form 8-K is unavailable as of the date of this filing. To the extent required, such information will be filed on or before the sixtieth day following the date this Current Report on Form 8-K must be filed.

(c)      Exhibits

3.1 Certificate of Designation for Ault Incorporated Series B 7% Convertible Preferred Stock, no par value
10.1 Asset Purchase Agremeement dated July 16, 2002 by and between Nidec America Corporation and Ault Incorporated.
10.2 Registration Rights Agreement dated as of July 16, 2002 by and among Nidec Corporation and Ault Incorporated.
99.0     Press Release dated July 16, 2002



                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                     AULT INCORPORATED

                                                     By: /s/ Donald L. Henry
                                                         -----------------------
                                                     Donald L. Henry
                                                     Chief Financial Officer


Dated:   July 31, 2002